SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                    September 24, 1999 (September 22, 1999)

                              --------------------


                            ENTERPRISE BANCORP, INC.
               (exact name of registrant as specified in charter)



Massachusetts                         0-21021             04-3308902
(State or Other Jurisdiction          (Commission         (IRS Employer
of Incorporation)                     File Number)        Identification No.)




222 Merrimack Street                                         01852
Lowell, Massachusetts                                      (Zip Code)
(address of principal office)



                                 (978) 459-9000
              (Registrant's telephone number, including area code)






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Item 2.  Other Events.

         On September 22, 1999, Enterprise Bancorp, Inc., a Massachusetts corporation (the "Company"), and its wholly owned subsidiary, Enterprise Bank and Trust Company, a Massachusetts trust company (the "Bank"), entered into a Purchase and Assumption Agreement (the "Agreement") with Fleet Financial Group, Inc. and its principal banking subsidiary, Fleet National Bank, pursuant to which the Bank will purchase two branch offices of Fleet National Bank. The Bank's acquisition of these branch offices is part of the overall sale of 306 branch offices of Fleet National Bank and BankBoston, N.A. to be completed in accordance with a divestiture order of the United States Department of Justice issued in connection with the pending merger of BankBoston Corporation with Fleet Financial Group, Inc. The Bank's acquisition of the branches remains subject to the parties' receipt of required federal and state regulatory approvals and satisfaction of various other customary closing conditions specified in the Agreement. A copy of the Company's press release pertaining to this transaction, issued on September 23, 1999, is included as Exhibit 99.1 to this Current Report.

Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits.

         (a)      Financial Statements

                  Not applicable.

         (b)      Pro Forma Financial Information

                  Not applicable.

         (c)      Exhibits

                  99.1     Press Release dated September 23, 1999.


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                                       -3-


                                   Signatures

         Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            ENTERPRISE BANCORP, INC.



                                            By: /s/ George L. Duncan
                                                George L. Duncan
                                                President


Date:  September 24, 1999